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                                                                     EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

                                                            OTHER NAME, IF ANY,
                          STATE OR OTHER JURISDICTION       THAT THE SUBSIDIARY
NAME                           OF INCORPORATION             DOES BUSINESS UNDER
RMI Metals, Inc.                    Utah                    Micron Metals, Inc.

TRADCO, Inc.                        Missouri

Nati Gas, Inc.                      Ohio

RMI Titanium International, Inc.    Barbados

RMI Titanium Coiled Tubing, Inc.    Texas